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                                                                     EXHIBIT 3.2




                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                METROCALL, INC.

    I, the undersigned, being the Assistant Secretary of METROCALL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DO HEREBY CERTIFY:

    FIRST:   That the Board of Directors of the Corporation duly adopted the following amendment to the Amended and Restated Certificate of Incorporation which amends Article 4.1 thereof to read in its entirety as follows:

    4.1  Authorized Shares.

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 81,000,000 shares, of which 1,000,000 shares shall be Preferred Stock having a par value of $0.01 per share (the "Preferred Stock") and 80,000,000 shall be classified as shares of Common Stock, par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

    SECOND: That the amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
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    IN WITNESS WHEREOF, I have signed this certificate this _____ day of
_____________ 199__.



                                     -----------------------------------------
                                                   Shirley B. White
                                                   Assistant Secretary